As filed with the Securities and Exchange Commission on July 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8133057
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

605 Third Avenue, 34th Floor, New York, NY	10158
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2004 Global Share Option Plan

Amended and Restated 2005 U.S. Stock Option and Incentive Plan

(Full Title of the Plan)

Liat Sossover

Chief Financial Officer

Brainstorm Cell Therapeutics Inc.

605 Third Avenue, 34th Floor

New York, New York 10158

(Name and Address of Agent for Service)

(646) 666-3188

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, Massachusetts 02116

(617) 399-6931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00005 par value	9,000,000 shares	$0.27	(1)	$2,430,000	(1)	$278.48

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on June 29, 2012 as reported on the OTC Markets in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

Statement of Incorporation by Reference

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-131880) filed by the Registrant on February 15, 2006 and amended on August 11, 2010, relating to the Amended and Restated 2004 Global Share Option Plan and Amended and Restated 2005 U.S. Stock Option and Incentive Plan (the “Plans”), except as to the item set forth below. This Registration Statement provides for the registration of an additional 9,000,000 shares under the Plans.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, ISRAEL on July 5, 2012.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Adrian Harel
Adrian Harel
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute Adrian Harel, Chaim Lebovits and Liat Sossover, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 5, 2012.

Signature	Title

/s/ Adrian Harel	Chief Executive Officer
Adrian Harel	(Principal Executive Officer)

/s/ Liat Sossover	Chief Financial Officer
Liat Sossover	(Principal Financial and Accounting Officer)

/s/ Irit Arbel	Director
Irit Arbel

/s/ Mordechai Friedman	Director
Mordechai Friedman

/s/ Abraham Israeli	Director
Abraham Israeli

/s/ Alon Pinkas	Director
Alon Pinkas

/s/ Chen Schor	Director
Chen Schor

/s/ Robert Shorr	Director
Robert Shorr

/s/ Malcolm Taub	Director
Malcolm Taub

EXHIBIT INDEX

Exhibit Number	Description

4.1	Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix A of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.2	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix B of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.3	ByLaws of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix C of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.4	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007, is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 27, 2007 (File No. 333-61610).

5	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5).

23.2	Consent of Brightman Almagor Zohar & Co., Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	Amended and Restated 2004 Global Share Option Plan and its Israeli Appendix A are incorporated herein by reference to Exhibit A to the Registrant’s Definitive Schedule 14A filed May 7, 2012 (File No. 000-54365).

99.2	Amended and Restated 2005 U.S. Stock Option and Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant’s Definitive Schedule 14A filed May 7, 2012 (File No. 000-54365).